UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2007

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road, Suite 600
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: 703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2007, the Compensation Committees and the Boards of Directors of Motient Corporation, or Motient, and TerreStar Networks Inc., or TerreStar, a majority-owned subsidiary of Motient, approved and entered into employment agreements with each of Robert Brumley, Neil Hazard, Michael Reedy, Dennis Matheson, Doug Sobieski, and Jeffrey Epstein. These individuals will serve as President and Chief Executive Officer; Chief Financial Officer; Chief Operating Officer; Chief Technology Officer; Chief Marketing Officer; and General Counsel and Secretary, respectively, of TerreStar. Messrs. Brumley, Hazard and Epstein will also serve as President and Chief Executive Officer; Executive Vice President, Chief Financial Officer and Treasurer; and Senior Vice President, General Counsel and Secretary, respectively, of Motient. The agreements provide for a one-year term commencing January 1, 2007, an annual salary of $550,000, $400,000, $350,000, $350,000, $350,000 and $275,000, respectively, and eligibility for an annual cash bonus, in the discretion of the Board or Compensation Committees of the applicable Boards of Directors, of up to 85%, or $467,500; 60%, or $240,000; 60%, or $210,000; 60%, or $210,000; 60%, or $210,000; and 50%, or $137,500, respectively. At the discretion of the Compensation Committee an additional cash bonus exceeding the target percentage amount is available if the executive meets certain performance goals. In addition, Messrs. Brumley, Hazard and Epstein each received a one-time cash payment of $83,333, $41,666 and $41,666, respectively, for their service as Motient officers since September 2006.

On May 1, 2007, the Board of Directors of Motient granted the executives options to purchase 349,500 shares, 160,000 shares, 300,200 shares, 140,000 shares, 140,000 shares and 103,125 shares, respectively, of its common stock pursuant to the 2006 Motient Corporation Equity Incentive Plan. Each option has an exercise price of $11.30 per share, the closing price of a share of Motient’s common stock on the Pink Sheets on May 1, 2007, and vests annually over three years, subject to accelerated vesting upon the consummation of a change of control of Motient as defined in the applicable agreement. Each employment agreement also provides for a severance payment of one year’s salary, annual cash bonus and the value of one year’s other benefits under such agreement upon (i) termination by TerreStar without cause, or (ii) termination by the executive for good reason, as defined in the applicable agreement.

The employment agreements with each of the above-named individuals are filed as Exhibits 10.1 to 10.6 to this Current Report and the terms of which are incorporated into this Item 5.02 by reference.

Item 9.01 – Financial Statements and Exhibits. (d) Exhibits

10.1	Employment Agreement by and between Registrant and Doug Sobieski dated May 1, 2007.
10.2	Employment Agreement by and between Registrant and Robert Brumley dated May 1, 2007.
10.3	Employment Agreement by and between Registrant and Jeffrey Epstein dated May 1, 2007.
10.4	Employment Agreement by and between Registrant and Neil Hazard dated May 1, 2007.
10.5	Employment Agreement by and between Registrant and Dennis Matheson dated May 1, 2007.
10.6	Employment Agreement by and between Registrant and Michael Reedy dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

	By:	/s/ Jeffrey Epstein
Jeffrey Epstein
General Counsel and Secretary

Date: May 2, 2007